SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2002

STARBASE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-25612	33-0567363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Hutton Centre Drive, Suite 900, Santa Ana, California	92707

(Address of Principal Executive Offices)	(Zip Code)

(714) 445-4400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On October 8, 2002, Starbase Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Borland Software Corporation, a Delaware corporation (“Parent”), and Galaxy Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), which provides for, among other things: (i) the commencement by Purchaser of a cash tender offer for all of the outstanding shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), at a purchase price of $2.75 per share, net to the seller in cash, without interest thereon (the “Offer”); and (ii) following consummation of the Offer, the merger of Purchaser with and into the Company (the “Merger”). The consummation of the Merger and the transactions contemplated thereby, including the Offer, are subject to customary closing conditions as prescribed in the Merger Agreement.

In connection with the Merger Agreement, all of the Company’s directors and certain of its executive officers (the “Directors and Officers”), entered into a Tender and Voting Agreement, dated as of October 8, 2002 (the “Voting Agreement”) with Parent and Purchaser, pursuant to which each Director and Officer who is a party to the Voting Agreement has agreed, in his capacity as a stockholder of the Company, to: (i) tender in the Offer all of the shares of Common Stock of the Company beneficially owned by such person; (ii) vote such shares of Common Stock in favor of the Merger Agreement; and (iii) grant Parent a proxy with respect to the voting of such shares of Common Stock.

On October 9, 2002, the Company and Parent issued a joint press release (the “Press Release”) announcing the execution of the Merger Agreement and the transactions contemplated thereby.

The Merger Agreement, the Voting Agreement and the Press Release are attached hereto as Exhibits 2.1, 2.2 and 99.1, respectively. The description of each document set forth above does not purport to be complete and is qualified in its entirety by reference to the complete text of each such document.

This report contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and otherwise in the Private Securities Litigation Reform Act of 1995 (collectively, the “Safe Harbor Provisions”). Forward-looking statements are typically identified by the words “believe,” “expect,” “intend,” “estimate” and similar expressions. Those statements appear in this report and include statements regarding the intent, belief or current expectation of the Company or its directors or officers with respect to, among other things, trends affecting the Company’s financial condition and results of operations and the Company’s business and growth strategies. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected, expressed or implied in the forward-looking statements as a result of various factors (such factors are referred to herein as “Cautionary Statements”), including, but not limited to, the following: (i) risks relating to the completion of the Offer, the Merger and the transactions contemplated thereby; and (ii) risks and uncertainties that are detailed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2002 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. Any forward-looking statements contained herein speak only as of the date of this report, and the Company cautions potential investors not to place undue reliance on such statements. The Company undertakes no obligation to update or revise any forward-looking statement. All subsequent written or oral forward-looking statements attributable to the registrant or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

Item 7.	Financial Statements and Exhibits:

	(a) Financial Statements:	Not applicable

	(b) Pro Forma Financial Information:	Not applicable

(c) Exhibits:

Exhibit No.	Description:

2.1	Agreement and Plan of Merger, dated as of October 8, 2002, among Starbase Corporation, Galaxy Acquisition Corp. and Borland Software Corporation.
2.2	Tender and Voting Agreement, dated as of October 8, 2002, by and among Galaxy Acquisition Corp., Borland Software Corporation and the directors and certain executive officers of Starbase Corporation.
99.1	Joint Press Release of Starbase Corporation and Borland Software Corporation, dated October 9, 2002.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBASE CORPORATION

	By:	/S/ JAMES A. HARRER
Date: October 10, 2002	Name:	James A. Harrer
	Title:	Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description:

2.1	Agreement and Plan of Merger, dated as of October 8, 2002, among Starbase Corporation, Galaxy Acquisition Corp. and Borland Software Corporation.
2.2	Tender and Voting Agreement, dated as of October 8, 2002, by and among Galaxy Acquisition Corp., Borland Software Corporation and the directors and certain executive officers of Starbase Corporation.
99.1	Joint Press Release of Starbase Corporation and Borland Software Corporation, dated October 9, 2002.